_________________________________________________________________________
_________________________________________________________________________



                             MERISEL AMERICAS, INC.



                          AMENDED AND RESTATED SENIOR
                            NOTE PURCHASE AGREEMENT



                         Dated as of December 23, 1993



                          Re:  $100,000,000 of Amended
                        and Restated 8.58% Senior Notes
                               Due June 30, 1997



_________________________________________________________________________
_________________________________________________________________________

                          AMENDED AND RESTATED SENIOR
                            NOTE PURCHASE AGREEMENT



          Re:  $100,000,000 of Amended and Restated 8.58% Senior Notes
                               Due June 30, 1997


     THIS AMENDED AND RESTATED SENIOR NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of December 23, 1993, is entered into by and among the Noteholders identified on the signature pages hereof and Merisel Americas, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Merisel, Inc. and the Purchasers entered into that certain Note Purchase Agreement, dated as of June 30, 1992 (the "Original Agreement"), whereby the Purchasers purchased the $100,000,000 of 8.58% Senior Notes, Due June 30, 1997 (the "Original Notes");

     WHEREAS, pursuant to that certain Amendment Number One to Note Purchase Agreement, dated as of September 30, 1993 (the "Amendment"), Merisel, Inc. and the Noteholders made certain amendments to the Original Agreement in connection with Merisel, Inc.'s securitization of its accounts receivable (the Original Agreement, as amended by the Amendment, is hereafter referred to as the "Existing Agreement");

     WHEREAS, Merisel, Inc. concurrently herewith has completed a corporate reorganization (the "Reorganization") whereby, among other things, Merisel, Inc. transferred to the Company all of Merisel, Inc.'s right, title and interest in and to the properties, assets, contracts, business, and liabilities identified on Schedule A attached hereto (including, without limitation capital stock and
   ----------
equity interests in Merisel Canada Inc., Softsel Foreign Sales Corporation, Merisel Latin America, Merisel Mexico S.A. de C.V., Merisel Asia, Inc., Intersell, Inc., and Merisel Pty. Ltd.) (collectively, the "Merisel Transfers") in exchange for all of the Company's issued and outstanding stock, such that the Company becomes a direct, wholly owned Subsidiary of Merisel, Inc., and whereby the Company agreed to assume all of the obligations of Merisel, Inc. with respect to, among other things, the Existing Agreement and the Original Notes;

     WHEREAS, the Restructuring Transactions requires the consent of the Noteholders under the terms and conditions of the Existing Agreement and the Noteholders are willing to give such consent subject to the terms and conditions set forth herein; and

     WHEREAS, the Company and the Noteholders desire to amend and restate the Existing Agreement and the Original Notes as set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto do hereby amend and restate the Existing Agreement and covenant and agree as follows:


SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

     1.1 DESCRIPTION OF NOTES. The Company has authorized the issuance for exchange of $100,000,000 aggregate principal amount of its Amended and Restated 8.58% Senior Notes (the "Notes") to be dated the date of issue, to bear interest on the unpaid principal amount from such date to maturity at the rate of 8.58% per annum (the "Coupon Rate"), and on overdue principal, any overdue Make-Whole Premium, and (to the extent legally enforceable) any overdue installment of interest at the Overdue Rate, to mature on June 30, 1997, and to be substantially in the form attached hereto as Exhibit A. The Company will pay
                                             ---------
interest semiannually in arrears on January 1 and July 1 of each year (beginning July 1, 1994). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except as set forth in Section 3 of this Agreement. The term "Notes" as used herein shall
         ---------
include each Note delivered pursuant to this Agreement.

     1.2 COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to acquire from the Company, a Note in the principal amount set forth opposite such Purchaser's name on Schedule 1 hereto in exchange for the
                                  ----------
corresponding Original Note theretofore held by that Purchaser as a "Noteholder" thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made by the Company at the offices of Riordan & McKinzie in Los Angeles, California, against payment therefor by concurrent delivery by the respective Purchasers of the corresponding Original Notes at 10:00 a.m., Los Angeles, California time, on December 23, 1993 or such later date as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered in the form of a single registered Note for the full amount of such Purchaser's corresponding Original Note, registered in such Purchaser's name or in the name of such nominee as may be specified by such Purchaser and in substantially the form attached hereto as Exhibit A, all as each Purchaser may specify at any time prior to the date fixed for delivery.

SECTION 2.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

     2.1 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used in this Agreement shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary of the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Senior Note Purchase Agreement and all exhibits and schedules hereto.

     "Amendment" shall have the meaning set forth in the Recitals.

     "Approved Securitization Transaction" shall mean any transaction or series of transactions in which the Company or any of its Subsidiaries sells interests in a pool of the Company's or such Subsidiary's accounts receivable pursuant to documentation which (i) provides that such sale is on a non-recourse basis as to the Company and its Subsidiaries with respect to uncollectible receivables (subject, however, to standard indemnification provisions), and (ii) shall have been approved in writing as to form and substance by the Required Noteholders. Anything to the contrary herein notwithstanding, the transactions evidenced by the Ciesco Securitization Agreements constitute an "Approved Securitization Transaction".

     "Annual Report" shall mean the annual report on "Form 10-K" as required to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     "Asset" shall mean any interest in any kind of property or asset, whether real, personal, or mixed, and whether tangible or intangible.

     "Business Day" shall mean any day on which commercial banks are generally open for business in the State of California, exclusive of Saturdays and Sundays.

     "Canada Guarantee" shall mean that certain Limited Amount Continuing Guarantee dated as of December 23, 1993, issued by Merisel Canada in favor of the Purchasers, substantially in the form of Exhibit C attached hereto.
                                             ---------

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

     "Ciesco Securitization Agreements" shall mean (i) that certain Trade Receivables Purchase and Sale Agreement, dated as of September 24, 1993, among Merisel, Inc., Ciesco L.P., and Citicorp North America, Inc., as "Agent", and
(ii) that certain Trade Receivables Purchase and Sale Agreement, dated as of September 24, 1993, among Merisel, Inc., Citibank, N.A., the "Banks" identified therein, and Citicorp North America, Inc., individually and as "Agent", which agreements have been assigned to, and assumed by, the Company, as either of the same may be modified, amended, restated, or extended from time to time in a manner that does not violate the terms of Section 6.23.

     "Closing Date" shall have the meaning ascribed thereto in Section 1.2.
                                                               -----------

     "Company" shall mean Merisel Americas, Inc., a Delaware corporation.

     "Consolidated Debt" shall mean Debt of the Company and its Subsidiaries, on a consolidated basis.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests in the Company or any Subsidiary of the Company, but excluding in any event: (a) any gains or losses on the sale or other disposition of Permitted Investments or fixed or capital Assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any Subsidiary of the Company accrued prior to the date it became a Subsidiary; (d) net earnings and losses of any corporation (other than a Subsidiary of the Company), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary of the Company, realized by such corporation prior to the date of such acquisition; (e) net earnings and losses of any corporation (other than a Subsidiary of the Company) with which the Company or a Subsidiary of the Company shall have consolidated or which shall have merged into or with the Company or a Subsidiary of the Company prior to the date of such consolidation or merger; (f) earnings resulting from any reappraisal, revaluation or write-up of assets; (g) any deferred or other credit representing any excess of the equity in any Subsidiary of the Company at the date of acquisition thereof over the amount invested in such Subsidiary; (h) any gain arising from the acquisition of any Securities of the Company or any Subsidiary of the Company; and (i) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during the most recently audited fiscal year. As used in this Agreement, "Consolidated Net Income" shall not include any proceeds received by the Company or any of its Subsidiaries from a sale of an interest in its accounts receivable pursuant to any Approved Securitization Transaction.

     "Consolidated Tangible Net Worth" shall mean the sum of the consolidated shareholders' equity, less all Intangible Assets, and deferred taxes to the extent a credit exists, (excluding any write-up of the book value of any Assets of the Company and its Subsidiaries resulting from revaluation thereof subsequent to December 31, 1992) determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean the total amount of assets which under GAAP would appear on the consolidated balance sheet of the Company as determined in accordance with GAAP.

     "Contractual Obligation" shall mean, as applied to any Person, any term, condition or provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, note or other instrument to which that Person is a party or by which it or any of its owned properties or assets is bound or to which it or any of its owned properties or assets is subject.

     "Coupon Rate" shall have meaning ascribed thereto in Section 1.1.
                                                          -----------

     "Credit Integrity Make-Whole Premium", as at any date a payment thereof is due, shall mean the difference (but not less than zero) between (a) the present value as at such payment date of the amount of each remaining scheduled payment of interest on and principal of such Notes that will not be required to be made as a result of such payment, discounted at an annual rate that is equal to the Treasury Rate plus 1.75%, minus (b) the aggregate principal amount of such Notes
              ----        -----
then to be paid.

     "Debt" shall mean (i) indebtedness for borrowed money, or for the deferred purchase price of property or services (it being understood that Debt shall not include obligations both (a) classified as accounts payable or accrued liabilities under GAAP and (b) incurred in the ordinary course of business);
(ii) obligations evidenced by bonds, debentures, notes, or other similar instruments (excluding accrued interest); (iii) principal obligations under Capitalized Leases; (iv) obligations under Guaranties; and (v) reimbursement obligations under letters of credit; provided that no obligation
                                     --------
included in Debt shall be included in more than one of clauses (i) through (v). As used in this Agreement, "Debt" of the Company or its Subsidiaries shall not include any of the obligations incurred by the Company or any of its Subsidiaries in connection with the sale of interests in its accounts receivable pursuant to any Approved Securitization Transaction unless a particular Approved Securitization Transaction is structured as a financing secured by accounts receivable rather than a purchase and sale or unless a purported sale of interests in accounts receivable pursuant to an Approved Securitization Transaction is treated as debt under GAAP.

     "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Subsidiary" shall mean any wholly-owned Subsidiary of the Company organized and existing under the laws of the United States, any state thereof, or the District of Columbia.

     "Earnings before Interest and Taxes" shall mean Consolidated Net Income plus (to the extent deducted in determining Consolidated Net Income) Interest
- ----
Expense and provisions for income taxes of the Company and its Subsidiaries as determined in accordance with GAAP.

     "Environmental Laws" shall mean all federal, state or local laws, statutes, rules, regulations, or ordinances relating to public health, safety, or the environment including those relating (a) to releases, discharges, emissions, or disposals into air, water, land, or groundwater, (b) to the withdrawal or use of groundwater, (c) to the use, handling, or disposal of polychlorinated biphenyls or asbestos, (d) to the disposal, treatment, storage, or management of hazardous or solid waste, or Hazardous Substances or crude oil, fractious petroleum derivatives, or by-products thereof, (e) to exposure to toxic or hazardous materials, (f) to the handling, transportation, discharge, or release of gaseous or liquid Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade, or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or
Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in Section 7.1.
                                                            -----------

     "Europe Guaranty" shall mean that certain General Continuing Guarantee dated as of December 23, 1993, issued by Merisel Europe in favor of the Purchasers, substantially in the form of Exhibit E attached hereto.
                                         ---------

     "Existing Agreement" shall have the meaning set forth in the Recitals.

     "GAAP" shall mean generally accepted accounting principles, as they exist on the date of determination thereof.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt (other than Guaranties), dividend or other obligation (other than obligations both (a) classified as accounts payable or accrued liabilities under GAAP and (b) incurred in the ordinary course of business) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Debt or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to lease property or to purchase Securities, supplies, materials, or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation, or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the outstanding principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance, or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule, or regulation of any federal, state, local, or regional authority having jurisdiction over Assets of the Company or any of its Subsidiaries or its use, including any material, substance, or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a
                                     -- ---
hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as
                                                                 -- ---
amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Imputed Securitization Interest" shall mean any amount, paid to a purchaser of assets of the Company or any of its Subsidiaries, as applicable, under an Approved Securitization Transaction, that would have been treated as interest if such Approved Securitization Transaction had been structured as a loan transaction secured by the applicable accounts receivable rather than as a sale of such accounts receivable.

     "Institutional Holder" shall mean any Person that qualifies as an accredited investor pursuant to Rule 501(a) promulgated under the Act.

     "Intangible Assets" shall mean, as of the date of any determination thereof, the amount recorded on the Company's balance sheet of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization, or developmental expenses and other like intangible items of the Company and its Subsidiaries.

     "Interest Expense" shall mean amounts paid in respect of (a) interest paid on Consolidated Debt plus (b) Imputed Securitization Interest, in each case
                     ----
during the applicable period.

     "Lien" shall mean any interest in Assets securing an obligation owed to, or a claim by, a Person other than the owner of the Assets, whether such interest is based on the common law, statute, or contract, and including the security interest or lien arising from a mortgage, security agreement, encumbrance, pledge, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Assets. For the purposes of this Agreement, the Company or a Subsidiary of the Company shall be deemed to be the owner of any Assets which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease, or other arrangement pursuant to which title to the Assets has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Premium" shall mean a Credit Integrity Make-Whole Premium or a Market Make-Whole Premium.

     "Market Make-Whole Premium" as at any date a payment thereof is due, including a Voluntary Prepayment Date, shall mean the difference (but not less than zero) between (a) the present value as at such payment date of the amount of each remaining scheduled payment of interest on and principal of such Notes that will not be required to be made as a result of such payment, discounted at an annual rate that is equal to the Treasury Rate plus 0.50%, minus (b) the
                                                  ----        -----
aggregate principal amount of such Notes then to be paid.

     "Merisel Canada" shall mean Merisel Canada, Inc., a corporation organized under the laws of Ontario, Canada and a direct, wholly owned Subsidiary of the Company, and its successors and assigns.

     "Merisel Europe" shall mean Merisel Europe, Inc., a Delaware corporation, and its successors and assigns.

     "Merisel, Inc." shall mean Merisel, Inc., a Delaware corporation, and its successors and assigns.

     "Merisel Transfers" shall have the meaning set forth in the Recitals.

     "Minority Interests" shall mean any shares of stock of any class of a Subsidiary of the Company (other than directors' qualifying shares as required by law) that are not owned by the Company or one of or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "NationsBank Credit Agreement" shall mean that certain Credit Agreement, dated as of December 23, 1993, between Merisel, Inc. and NationsBank of Texas, N.A., as the same may be amended, supplemented, extended, refinanced (so long as such refinancing is through Debt, other than Debt in connection with a "distribution" as such term is used in the Securities Act of 1933) or otherwise modified from time to time.

     "New Revolving Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of December 23, 1993, among the Company and Merisel Europe, as borrowers, Merisel, Inc., as guarantor, Citicorp USA, Inc., as agent, and the financial institutions which may now or hereafter be parties thereto, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Note Register" shall mean a register kept by the Company for the registration and transfer of the Notes.

     "Noteholder" shall mean (a) before the Closing Date, each holder from time to time of a then outstanding Original Note, and (b) from and after the Closing Date, each holder from time to time of an outstanding Note.

     "Notes" shall have the meaning ascribed thereto in Section 1.1.
                                                        -----------

     "Operating Lease" shall mean, as applied to any Person, any lease of any Asset which is not a Capitalized Lease, other than any such lease under which such Person is the lessor.

     "Original Agreement" shall have the meaning set forth in the Recitals.

     "Original Notes" shall have the meaning set forth in the Recitals.

     "Overdue Rate" shall mean a rate of interest equal to the greater of (a) the Coupon Rate plus two (2) percentage points per annum, and (b) the Prime Rate plus two (2) percentage points per annum.

     "Parent Guaranty" shall mean that certain General Continuing Guarantee by Merisel, Inc. dated as of December 23, 1993, issued by Merisel, Inc. in favor of the Purchasers, substantially in the form of Exhibit P attached hereto.
                                             ---------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Investments" shall mean:

     (a) obligations, stock, or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

     (b) the acquisition of at least 20% of the outstanding stock of another Person or Persons (other than Merisel, Inc., or any of its Subsidiaries), so long as (i) such Person is in a Permitted Line of Business, (ii) the aggregate purchase price of all such acquisitions does not exceed 10% of Consolidated Total Assets in any calendar year and the cash portion of the aggregate purchase price does not exceed 5 % of Consolidated Total Assets in any calendar year, and (iii) if any such acquisition is of less than 50% of the outstanding stock of such Person, the Company shall have the right to acquire not less than 50% of such stock;

     (c) obligations, stock, or securities received in connection with a settlement of debts owing to the Company or any Subsidiary, including accounts receivable arising from the sale of goods or services in the ordinary course of business of the Company and its Subsidiaries;

     (d) commercial paper, bankers acceptances, time deposits, and certificates of deposit with final maturities of one year or less issued by banks, trust companies, and saving and loan institutions organized under the laws of a jurisdiction within the United States of America or with respect to the Subsidiary, under the laws of the country in which the Subsidiary operates having (x) capital and surplus at the end of the most recently ended fiscal year in excess of $100,000,000 and (y) in the case of United States entities, a commercial paper rating of "A-1" or better by Standard and Poor's Corporation or "P-1" or better by Moody's Investors Service, Inc.;

     (e) direct obligations of the United States of America or obligations of any instrumentality or agency thereof the payment of the principal of and interest on which is unconditionally guaranteed by the
          United States of America; provided, however, that any such obligation
                                    --------  -------
          shall be payable in dollars and shall have a final maturity date no more than one year after the acquisition thereof;

     (f) repurchase agreements of banks or brokerage institutions organized under the laws of a jurisdiction within the United States of America or with respect to a Subsidiary, under the laws of the country in which the Subsidiary operates having capital and surplus at the end of its most recently ended fiscal year in excess of $100,000,000; provided, however, that any such agreement shall be payable in
          --------  -------
          dollars or, with respect to a Subsidiary, the applicable local currency, shall have a final maturity date no more than one year after the acquisition thereof, and shall be fully collateralized;

     (g) time deposits, eurodollar certificates of deposit of foreign branches of the institutions described in clause (c) above and obligations of
                              ---------
          money market funds which invest in any such time deposits and eurodollar certificates of deposit; provided however, that any such
                                              -------- -------
          deposit or obligation shall be payable in dollars or, with respect to a Subsidiary, the applicable local currency, and shall have a final maturity date no more than one year after the acquisition thereof;

     (h) travel or like advances to officers and employees in the ordinary course of business; and

     (i)  investments permitted under Sections 6.9 and 6.15.
                                      ---------------------

     "Permitted Liens" shall mean:

     (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen;

     (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' Liens, customs Liens, and statutory landlords' Liens) and Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations, surety, or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided that in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

     (d) minor survey exceptions or minor encumbrances, easements, or reservations, or rights of others for right-of-way, utilities, and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the
          activities    of the Company and its Subsidiaries or which
          customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

     (e) Liens securing indebtedness of a Subsidiary of the Company to the Company or to a wholly-owned Subsidiary of the Company;

     (f)  Liens existing as of June 30, 1992 and described on Schedule P-1;
                                                              ------------

     (g) Liens incurred after June 30, 1992 given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets (or to refinance the cost of such purchase) useful and intended to be used in carrying on the business of the Company or any of its Subsidiaries, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, irrespective of whether such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended, or renewed in contemplation of such acquisition; provided that the Lien
                                                        --------
          shall attach solely to the fixed assets acquired or purchased and shall not extend to any other assets of the Company or its Subsidiaries;

     (h) Liens in the form of cash collateral pledged by Subsidiaries of the Company (other than Domestic Subsidiaries) to support their obligations under letters of credit and Liens on goods shipped or documents presented under commercial letters of credit of the Company and its Subsidiaries;

     (i) purchase money Liens of Selected Suppliers in and to inventory supplied by such Selected Suppliers to the extent that such Liens do not exceed 5% of Consolidated Total Assets;

     (j) additional Liens of the Company and its Subsidiaries not provided for in clauses (a) through (h) inclusive, so long as such additional
             -----------------------
          Liens secure Debt that does not exceed 2.5% of Total
          Capitalization; and

     (k) Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting accounts receivable) granted pursuant to an Approved Securitization Transaction.


     The foregoing notwithstanding, "Permitted Liens" shall not include any of the foregoing Liens in favor, or for the benefit, of Merisel, Inc. or any creditor thereof.

     "Permitted Lines of Business" shall mean businesses directly related to the distribution or marketing of computer products.

     "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, and a government, or agency, or political subdivision thereof.

     "Plan" shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Prime Rate" shall mean the variable rate of interest per annum most recently announced by Citibank, N.A., New York, New York, or any successor thereto, as its "base rate", whether or not such announced rate is the best rate available from such financial institution. Any change in the Overdue Rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the day on which such change in the Prime Rate is announced by such financial institution.

     "Purchaser" shall mean (a) before the Closing Date, each purchaser of an Original Note pursuant to the Original Agreement, and (b) from and after the Closing Date, each purchaser of a Note pursuant to this Agreement. The Purchasers of the Notes are more fully identified in Schedule 1.
                                                     ----------

     "Quarterly Report" shall mean the quarterly report on "Form 10-Q" as required to be filed with the Securities and Exchange Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     "Remaining Dollar-years" of the Notes means the amount obtained by multiplying the amount of each then remaining required repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of such repayment.

     "Reorganization" shall have the meaning set forth in the Recitals.

     "Rentals" shall mean and include as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary of the Company, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary of the Company (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, and similar charges. Fixed payments under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in Section 4043(b) of ERISA (other than a Reportable Event to which notice to the PBGC is waived under applicable regulations).

     "Required Noteholders" shall mean the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes.

     "Responsible Officer" shall mean the President, the Chief Financial Officer, the Treasurer, or the Controller of the Company.

     "Restricted Payments" shall mean (a) any dividend or other distribution on any shares of the Company's stock (except a dividend payable solely in shares of capital stock, and dividends or other distributions payable to the Company or any of its Subsidiaries) and any redemption, retirement, purchase of any shares of capital stock of the Company or any of its Subsidiaries, and (b) any loans or advances to, and investments in the stock or securities of entities other than Subsidiaries of the Company, except for Permitted Investments.

     "Restructuring Transactions" shall mean, collectively, the Reorganization, the issuance of the Notes and the Subordinated Notes, the execution and delivery of the NationsBank Credit Agreement, and the execution and delivery of the New Revolving Credit Agreement and the related guaranty by Merisel Canada.

     "Sale and Leaseback Transaction" shall mean, with respect to any Person, any transaction consisting of a sale of Assets by such Person and a lease back by such Person of such Assets.

     "Securitization Proceeds" shall mean, at any time of determination, the amount of any proceeds paid to the Company or its Subsidiaries by a purchaser of accounts receivable and to be recovered from such accounts receivable under an Approved Securitization Transaction, minus the amount, if any, by which such
                                     -----
purchaser's interest in such accounts receivable has been liquidated or has been repurchased by the Company or its Subsidiaries.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Selected Suppliers" shall mean those Persons designated in writing by the Company to the Noteholders on the date hereof.

     "Single Employer Plan" shall mean a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.

     "Subordinated Debt" shall mean the Subordinated Notes and all other Debt of the Company subordinated in right of payment to the Notes pursuant to documents containing maturities, amortizations, schedules, covenants, defaults, remedies, subordination provisions, and other material terms in form and substance satisfactory to the Required Noteholders.

     "Subordinated Note Purchase Agreement" means that certain Amended and Restated Subordinated Note Purchase Agreement, dated as of December 23, 1993, among the Company and the purchasers listed on the signature pages thereof, as the same may hereafter be amended, supplemented, or otherwise modified from time to time to the extent permitted under this Agreement.

     "Subordinated Notes" shall mean the Amended and Restated 11.28% Subordinated Notes Due March 11, 2000 in the aggregate principal amount of $22,000,000 issued by the Company pursuant to the Subordinated Note Purchase

Agreement, as such Subordinated Notes may be amended, supplemented, or otherwise modified from time to time to the extent permitted under this Agreement.

     "Subsidiary" shall mean any corporation, association, partnership, or other business entity of which 50% or more of the total voting power of shares of Voting Stock is at the time owned or controlled by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Tangible Assets" shall mean, as of the date of any determination thereof, the total book value of all Assets of the Company and its Subsidiaries (less depreciation, depletion, and other properly deductible valuation reserves) after deducting Intangible Assets.

     "Termination Event" shall mean (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Total Capitalization" shall mean Consolidated Debt plus Consolidated
                                                         ----
Tangible Net Worth plus Minority Interests, as set forth in the Company's
                   ----
consolidated balance sheet (but specifically including any Guaranties and letters of credit in the calculation of Consolidated Debt even if not shown on such balance sheet, unless the obligation guarantied by any such Guaranties is already included in the calculation of Consolidated Debt) as determined in accordance with GAAP.

     "Treasury Rate" shall mean, as of the date of any determination thereof, the rate per annum equal to the arithmetic average of the two most recent weekly average bid-side yields on issues of United States Treasury Securities adjusted to a constant maturity equal to the Weighted Average of Life to Maturity of the Notes (determined, if necessary, by interpolating on a straight line basis such yields on United States Treasury Securities adjusted to the particular constant maturities greater than (but nearest to) and less than (but nearest to) the Weighted Average Life to Maturity of the Notes), as published by the Federal Reserve Board for release on the first business day of the week in which such determination is made in its Statistical Release H.15 (519) under the heading "Treasury Constant Maturities" for the two calendar weeks ending on the two Wednesdays immediately preceding the date of such release or, if such average is not published for such periods, of such reasonably comparable index as may be designated for such period by Noteholders holding at least 51% in aggregate unpaid principal amount of the Notes then outstanding.

     "Unfunded Liabilities" shall mean, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and its Subsidiaries.

     "Value" shall mean the greater of market or book value.

     "Voluntary Prepayment Date" shall have the meaning ascribed thereto in
Section 3.2.
- -----------

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Weighted Average Life to Maturity" of the Notes, as of the date of the determination thereof, means the number of years obtained by dividing the then Remaining Dollar-years of the Notes by the then outstanding principal amount thereof.

     2.2 ACCOUNTING PRINCIPLES; CHANGES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. If any changes in accounting principles from those in effect at the time of preparation of the financial statements referred to in Section 4.1(d) are hereafter occasioned by the promulgation of rules,
      --------------
regulations, pronouncements, and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or organizations with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement or there is any change in the Company's fiscal quarters or fiscal year, the parties hereto agree to enter into negotiations to amend this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company shall be the same after such changes as if such changes had not been made.

     2.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement, the Notes, the Canada Guaranty, the Europe Guaranty, and the Parent Guaranty includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.


SECTION 3.  PREPAYMENT OF NOTES.

     3.1 VOLUNTARY PREPAYMENT WITH PREMIUM. The Company shall have the option, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $10,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with the Market Make-Whole Premium.

     3.2  NOTICE OF PREPAYMENTS.  The Company will give notice of any prepayment of the Notes pursuant to Section 3.1 to each Noteholder not less than
                                    -----------
20 days nor more than 60 days before the date fixed for such prepayment (the "Voluntary Prepayment Date") specifying (i) the Voluntary Prepayment Date, (ii) the principal amount of the Noteholder's Notes to be prepaid on such Voluntary Prepayment Date, (iii) that a Market Make-Whole Premium may be payable, (iv) the date when the final calculation of such Market Make-Whole Premium will be made and provided to the Noteholders, (v) a reasonably detailed calculation of the estimated Market Make-Whole Premium, and (vi) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon to the Voluntary Prepayment Date and the Market Make-Whole Premium, if any, payable with respect thereto shall become due and payable on the Voluntary Prepayment Date. Not later than two business days prior to the Voluntary Prepayment Date, the Company shall provide each Noteholder written notice of the Market Make-Whole Premium payable in connection with such prepayment, together with a reasonably detailed computation thereof.

     3.3  ALLOCATION OF PREPAYMENTS.  All partial prepayments pursuant to
Section 3.1 shall be applied to all outstanding Notes ratably in accordance
- -----------
with the unpaid principal amounts thereof.

SECTION 4.  REPRESENTATIONS.

     4.1 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date as follows:

         (a) CAPITALIZATION. The authorized capital stock of the Company consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding on the Closing Date. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights and are held of record by Merisel, Inc. The issuance and sale of all such shares have been in full compliance with all applicable federal and state securities laws, except as would not have a material adverse effect on the Company or any of its Subsidiaries or on the Company's ability to perform hereunder or under the Notes. Other than as set forth in the financial statements referred to in Section 4.1(d) or Schedule 4.1(a) attached hereto,
                          --------------    ---------------
there are no subscriptions, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding. security or other instrument. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

         (b)  SUBSIDIARIES.  Schedule 4.1(b) attached hereto states the name
                             ---------------
of each of the Company's Subsidiaries, its jurisdiction of incorporation, and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Such Voting Stock has been duly issued, is fully paid and nonassessable, and, except as set forth on Schedule 4.1(b) is owned by the Company or its
                       ---------------
Subsidiaries as set forth on Schedule 4.1(b) free and clear of all Liens.
                             ---------------

         (c) CORPORATE ORGANIZATION AND AUTHORITY. The Company and each Subsidiary of the Company:

              (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

              (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Assets and to carry on its business as now conducted and as presently proposed to be conducted; and

              (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the Assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the Company or any of its Subsidiaries, or the ability of the Company to perform its obligations hereunder or under the Notes.

         (d)  FINANCIAL STATEMENTS.

              (i) The Purchasers have been furnished with (A) an audited consolidated balance sheet of Merisel, Inc. as of December 31, 1992, and related audited consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal year ended on said date accompanied by a report thereon by Deloitte & Touche, Merisel, Inc.'s independent and certified public accountants, (B) the unaudited consolidated balance sheet of Merisel, Inc. as of September 30, 1993, and related consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal quarter ended on said date, and (C) the pro forma balance sheet of the Company based upon
                       --- -----
Merisel, Inc.'s September 30, 1993 balance sheet and giving effect to the Restructuring Transactions (a copy of which is attached as Exhibit F hereto).
                                                           ---------
Except as may be stated in any notes thereto and except, in the case of such unaudited financial statements, for the absence of footnotes and subject to year end adjustments, such financial statements have been prepared in accordance with GAAP consistently applied, present fairly the consolidated financial position of the Company as of such dates, and the consolidated results of operations and changes in cash flows and stockholders' equity for such periods.

              (ii) Since September 30, 1993, there has been no material adverse change in the Assets, business, profits, or condition (financial or otherwise) of the Company or its Subsidiaries as shown on the financial statements referenced above after giving effect to the Restructuring Transactions.

          (e)  INDEBTEDNESS.  Schedule 4.1(e) attached hereto lists all Debt
                              ---------------
of the Company outstanding as of the Closing Date, and all Debt of the Company's Subsidiaries outstanding as of September 30, 1993. Since September 30, 1993, the Company's Subsidiaries have incurred no additional Debt other than in the ordinary course of business.

          (f) FULL DISCLOSURE. The representations, warranties, and other information disclosed to the Purchasers in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. Any projections and pro forma financial information delivered to the Purchasers by the Company are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being acknowledged by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to the Purchasers in writing which would have a material adverse effect on the Assets, business, profits or condition (financial or otherwise) of the Company or any of its Subsidiaries.

          (g)  PENDING LITIGATION.  Except as disclosed in Schedule 4.1(g)
                                                           ---------------
attached hereto, there are no proceedings pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company in any court or before any governmental authority or arbitration board or tribunal which, if determined adversely, (i) could have a material adverse effect on the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries, or (ii) questions the legality, validity or enforceability of (A) this Agreement or the Notes or (B) the Restructuring Transactions.

         (h) TITLE TO ASSETS; LEASES. The Company and each Subsidiary of the Company has good title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other Assets it purports to own, including those reflected in the pro forma balance sheet
                                                     ---------
referred to in Section 4.1(d), except for Permitted Liens and Assets that have
               --------------
been disposed of in the ordinary course of the Company's and its Subsidiaries' business since September 30, 1993. The Company and each Subsidiary of the Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing Assets. All such material leases are valid, subsisting, and in full force and effect, and the Company is not in default under any such leases.

         (i) PATENTS AND TRADEMARKS. The Company and each Subsidiary of the Company (i) owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the present conduct of its business without any known conflict with the rights of others, and (ii) owns or possesses or has applied for all the patents, trademarks, trade names, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the planned conduct of its business, without any known conflict with the rights of others, except where the failure to own or possess any patents, trademarks, trade names, service marks, copyrights, licenses, or rights would not have a material adverse effect on the Company or any of its Subsidiaries.

         (j) SALE IS LEGAL AND AUTHORIZED. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and the Notes:

              (i)  are within the corporate powers of the Company;

              (ii) not violate any provisions of any law, will not violate any order of any court or governmental authority or agency, will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument pursuant to which any Consolidated Debt is outstanding and to which the Company is a party or by which it may be bound, or result in the imposition of any Liens or encumbrances on any Assets of the Company, and will not conflict with or result in any breach of any Contractual Obligations of the Company; and

              (iii) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company, or otherwise).

         (k) BINDING OBLIGATION. This Agreement and the Notes have been executed and delivered by the Company and constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms except for (a) the effect upon this Agreement and the Notes of bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally, and (b) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunction and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         (l) NO DEFAULTS UNDER OTHER AGREEMENTS. The Company and its Subsidiaries are not in default in the payment of principal or interest on any Consolidated Debt and are not in default under any instrument or agreement under and subject to which any Consolidated Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (m) GOVERNMENTAL CONSENT. No approval, consent, or withholding of objection on the part of any regulatory body, state, federal, or local, is necessary in connection with (i) the consummation of the Restructuring Transactions, or (ii) the execution and delivery by the Company of this Agreement or the Notes or compliance by the Company with any of the provisions of this Agreement or the Notes other than routine corporate filings required under state securities laws.

         (n) TAXES. All federal or state tax returns required to be filed by the Company or any Subsidiary of the Company have been filed, and all federal or state taxes, assessments, fees, and other governmental charges upon the Company or any Subsidiary of the Company or upon any of their respective Assets, income, or franchises, which are shown to be due and payable in such returns have been paid other than those being contested in good faith for which a reserve or other appropriate provision, as shall be required by GAAP, has been made. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its books. The provisions for taxes on the books of the Company and each Subsidiary of the Company are adequate for all open years, and for its current fiscal period.

         (o) NO MATERIALLY ADVERSE CONTRACTS. Neither the Company nor any Subsidiary of the Company is a party to or bound by (nor are any of its Assets affected by) any contract or agreement, or subject to any order, writ, injunction, or decree or other action of any court or any governmental department, commission, bureau, board, or other administrative agency or official, or any charter or other corporate or contractual restriction, which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the Assets, business, profits, or condition (financial or otherwise) of the Company or any Subsidiary of the Company.

         (p) NO CONFLICTS. The consummation of the Restructuring Transactions, the execution, delivery and performance by the Company of this Agreement and the Notes, and the compliance by the Company with any of the provisions of this Agreement and the Notes do not and will not: (a) violate any provision of federal, state or local law or regulation applicable to Merisel, Inc., the Company and any Subsidiary of the Company, the articles of incorporation or bylaws (or other charter documents) of Merisel, Inc., the Company and any Subsidiary of the Company, or any order, judgment, or decree of any court or other agency of government binding on Merisel, Inc., the Company or any Subsidiary of the Company; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation or material lease of the Company and or any Subsidiary of the Company; (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Company or any Subsidiary of the Company, other than Permitted Liens; or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any Subsidiary of the Company (other than those already obtained).

         (q) ERISA.  Assuming the accuracy of the Purchasers' representations in
Section 4.2 acquisition of the Notes by the Purchasers does not constitute a
- -----------
"prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA. Each Plan is in substantial compliance with ERISA. The Company and its ERISA Affiliates have never had and do not currently have Unfunded Liabilities under any Plans.

         (r) HOLDING COMPANY ACT; INVESTMENT COMPANY ACT.

              (i) Neither the Company nor any Subsidiary of the Company is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

              (ii) Neither the Company nor any Subsidiary of the Company is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary of the Company is an "investment advisor" or an "affiliated person" of an "investment advisor" as such terms are defined in the Investment Advisors Act of 1940, as amended.

         (s) FOREIGN ASSETS CONTROL REGULATIONS. None of the transactions contemplated by this Agreement will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 CFR Subtitle B, Chapter V, as amended, or any ruling issued thereunder or any enabling legislation or Presidential executive order granting authority therefor, nor will the proceeds of the Notes be used by the Company in a manner that would violate any of the foregoing.

         (t) MARGIN REGULATIONS. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

         (u) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary of the Company (a) is in violation of any law, ordinance, franchise, or governmental rule or regulation to which it is subject, which violation could reasonably be expected to materially adversely affect the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries, or impair the ability of the Company to perform its obligations contained in this Agreement or the Notes; (b) is in default with respect to any order of any court or governmental authority or arbitration board or tribunal; or (c) has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of its Assets or to the conduct of its business, which failure could reasonably be expected to materially adversely affect the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries.

         (v) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and its Subsidiaries are not in violation of (i) any Environmental Laws, the violation of which could reasonably be expected to materially adversely affect the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries, or (ii) any order, notice, or demand issued pursuant to any Environmental Laws, in each case applicable to the Assets of the Company or its Subsidiaries.

         (w) NO EVENT OF DEFAULT. No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute an Event of Default or a Default.

         (x) INCORPORATION OF NEW REVOLVING CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the

New Revolving Credit Agreement are hereby incorporated by reference into this Agreement, as if set forth in full herein. For purposes of this Section 4.1(x),
                                                                 --------------
all defined terms used in the representations and warranties that are incorporated from the New Revolving Credit Agreement are also incorporated by reference into this Agreement.

     4.2 REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date that
(i) it is an "accredited investor" within the meaning of Rule 501(a) under the Act, (ii) it is acquiring the Notes for its own account for the purposes of investment and not with a view to the resale or distribution thereof; it being understood, however, that the disposition of its Assets shall at all times be and remain within its control, and (iii) it is domiciled in the state or province included in the address for notices set forth in Schedule 1.
                                        ----------

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH STATUTES.

     Each Purchaser further represents that either:

         (a) if it is an insurance company, no part of the funds to be used by it to purchase the Notes constitutes assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest; or

         (b) if it is an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case it has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which it has delivered to the Company; or

         (c) if it is other than an insurance company, no part of the funds to be used by it to purchase the Notes constitutes assets of any employee benefit plan (or its related trust).

As used in this Section 4.2, the term "employee benefit plan" and "separate
                -----------
account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation Section 2510.3-101.


SECTION 5. CONSENT TO RESTRUCTURING TRANSACTIONS AND CLOSING CONDITIONS.

     5.1 CONSENT TO RESTRUCTURING TRANSACTIONS. Subject to Section 5.2 and effective as of the Closing Date, the Noteholders hereby consent to the Restructuring Transactions.

     5.2 CONDITIONS. The Noteholders' consent to the Restructuring Transactions and the Purchasers' obligation to purchase the Notes against payment therefor by concurrent delivery of the Original Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

         (a) ACCRUED INTEREST. Each of the Noteholders shall have received an amount equal to all interest accrued on that Noteholder's Original Note(s) prior to the Closing Date pursuant to the Existing Agreement and remaining unpaid as of the Closing Date.

         (b) REORGANIZATION. Merisel, Inc. shall have completed the Reorganization, including the Merisel Transfers, in a manner satisfactory to the Noteholders.

         (c) CLOSING DATE. The Closing Date shall occur on or before December 17, 1993.

         (d) CLOSING CERTIFICATE. Each Purchaser shall have received a certificate dated the Closing Date, signed by a Responsible Officer of the Company, the truth and accuracy of which shall be a condition to each Purchaser's obligation to purchase the Note proposed to be sold to it and to the effect that (i) the representations and warranties of the Company set forth in Section 4.1 are true
                                                           -----------
and correct in all material respects on and with respect to the Closing Date;
(ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date; (iii) the issuance of the Notes by the Company and the purchase thereof by the Purchasers does not violate Sections
9.11 or 9.12 of the Subordinated Note Purchase Agreement; and (iv) no Default or Event of Default has occurred and is continuing.

         (e) LEGAL OPINION. Each Purchaser shall have received from (i) Riordan & McKinzie, counsel for the Company, Merisel Canada, Merisel Europe, and Merisel, Inc.; (ii) McCarthy, Tetrault, counsel for Merisel Canada; (iii) Brobeck, Phleger & Harrison, California counsel for the Purchasers; and (iv) Fraser & Beatty, Ontario counsel for the Purchasers, opinion letters dated the Closing Date, substantially in the form of Exhibits O-1, O-2, O-3, and O-4
                                           -------------------------------
hereto, respectively.

         (f) CANADA GUARANTY, THE EUROPE GUARANTY, AND PARENT GUARANTY. Each Purchaser shall have received a counterpart of each of the Canada Guaranty, the Europe Guaranty, and the Parent Guaranty, duly executed by Merisel Canada, Merisel Europe, and Merisel, Inc., respectively, and in each case in full force and effect.

         (g) EXCHANGE OF ALL NOTES. The Company and the Purchasers shall have agreed to exchange the entire principal amount of the Notes scheduled to be issued and exchanged on the Closing Date pursuant to this Agreement, and the Company shall have duly issued the Notes.

         (h) LEGALITY. The Notes shall qualify as a legal investment for each Purchaser under the laws and regulations of each jurisdiction to which each such Purchaser is subject (without reference to any so-called "basket" provision which permits the making of an investment without restrictions to the character of the particular investment being made) and the purchase of and payment for the Notes shall not be prohibited by any applicable law or governmental regulation (including Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System). Each Purchaser shall have received such information as it shall reasonably request in writing from the Company to satisfy it as to compliance with this condition.

         (i) SATISFACTORY PROCEEDINGS. All corporate proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to each Purchaser and special counsel to the Purchasers, and each Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or corporate proceedings taken in connection with the consummation of said transactions, including the following:

              (i) Certified copies of the certificate of incorporation and bylaws of the Company, Merisel Canada, Merisel Europe, and Merisel, Inc.;

              (ii) Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement, the Notes, and any other documents provided for in this Agreement;

              (iii) Certified copies of resolutions of the Board of Directors of Merisel Canada authorizing the execution, delivery, and performance of the Canada Guaranty;

              (iv) Certified copies of resolutions of the Board of Directors of Merisel Europe authorizing the execution, delivery and performance of the Europe Guaranty;

              (v) Certified copies of resolutions of the Board of Directors of Merisel, Inc. authorizing the execution, delivery, and performance of the Parent Guaranty;

              (vi) A certificate of the Secretary of the Company certifying the names of the Responsible Officers of the Company authorized to sign this Agreement, the Notes, and any other documents provided for in this Agreement, together with a sample of the true signature of each such Responsible Officer;

              (vii) A certificate of the Secretary of Merisel Canada certifying the names of the Responsible Officers of Merisel Canada authorized to sign the Canada Guaranty, together with a sample of the true signature of each such Responsible Officer;

              (viii) A certificate of the Secretary of Merisel Europe certifying the names of the Responsible Officers of Merisel Europe authorized to sign the Europe Guaranty, together with a sample of the true signature of each such Responsible Officer; and

              (ix) A certificate of the Secretary of Merisel, Inc. certifying the names of the Responsible Officers of Merisel, Inc. authorized to sign the Parent Guaranty, together with a sample of the true signature of each such Responsible Officer.

         (j) NEW REVOLVING CREDIT AGREEMENT AND NATIONSBANK CREDIT AGREEMENT. Each of the New Revolving Credit Agreement, the related guaranty by Merisel Canada, and the NationsBank Credit Agreement shall be in form and substance reasonably satisfactory to the Purchasers, shall be in full force and effect, no material term or condition thereof shall have been amended, modified, or waived since the date of its execution and delivery (unless previously disclosed to the Purchasers), and no default or event of default shall exist and be continuing thereunder as of the Closing Date. Each of the Purchasers shall have received a certified, true and correct copy of each of the New Revolving Credit Agreement, the related guaranty by Merisel Canada, and the NationsBank Credit Agreement.

         (k) SUBORDINATED DEBT. The Debt evidenced by the Notes shall be "Senior Debt" and "Designated Senior Debt" (as such terms are defined in the Subordinated Note Purchase Agreement) for all purposes under the Subordinated Note Purchase Agreement, and the Company shall have delivered a written notice to the holders of the Subordinated Notes specifying that the Debt evidenced by the Notes is "Designated Senior Debt".

         (l) TAXES. All taxes, fees, and other charges due in connection with the issue and sale of the Notes shall have been paid in full by the Company.

         (m) APPROVALS AND CONSENTS. The Company shall have duly received all authorizations, consents, reaffirmations, waivers, and estoppel certificates (in form and substance acceptable to the Noteholders) by or of all Persons, and all approvals, licenses, franchises, permits, and certificates by or of all federal, state, and local governmental authorities, necessary for the Restructuring Transactions, including the issuance of the Notes.

         (n) PAYMENT OF LEGAL FEES. The Company shall have reimbursed the Purchasers in full for the fees and expenses (including an estimate of post-closing fees and expenses) of its counsel, Brobeck, Phleger & Harrison, and its Canadian counsel, Fraser & Beatty, incurred in connection with due diligence and the preparation, negotiation, and execution of this Agreement, the Notes, the Canada Guaranty, the Europe Guaranty, the Parent Guaranty, and any other documents executed in connection herewith and therewith.

         (o) REORGANIZATION DOCUMENTS. The documents effecting the Reorganization shall be in form and substance satisfactory to the Purchasers.

     5.3 WAIVER OF CONDITIONS. If on the Closing Date the Company fails to deliver to each Purchaser the Note to be issued to each such Purchaser on such date or if the conditions specified in Section 5.2 have not been satisfied, the
                                       -----------
Purchasers shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 5.2 have
                                                               -----------
not been satisfied, the Purchasers may waive compliance by the Company with any such condition to such extent as they may in their sole discretion determine. Nothing in this Section 5.3 shall operate to relieve the Company of any of its
                -----------
obligations hereunder or to waive any of the Purchasers' rights against the Company occasioned by any such failure to satisfy a condition of this Agreement.

SECTION 6. COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Notes:

     6.1 CORPORATE EXISTENCE, ETC.  Except as permitted by Sections 6.10 and
                                                           -------------
6.14, the Company shall preserve and keep in full force and effect, and shall
- ----
cause each Subsidiary of the Company to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business.

     6.2 INSURANCE. The Company shall maintain, and shall cause each Subsidiary of the Company to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     6.3 TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS.

         (a) The Company shall promptly pay and discharge, and shall cause each Subsidiary of the Company promptly to pay and discharge, all lawful taxes, assessments, and governmental charges or levies when due imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Assets or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials, prior to such claims becoming a Lien upon any Assets of the Company or such Subsidiary; provided, however, the Company or
                                              --------  -------
such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable, or claim the validity, applicability, or amount of which is being contested in good faith by appropriate actions or proceedings, the pendency of which actions or proceedings will, and which actions or proceedings, if determined favorably to the Company or such Subsidiary will, prevent the forfeiture or sale of any Assets of the Company or such Subsidiary or any interference with the use thereof by the Company or such Subsidiary, and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto

         (b) The Company promptly shall comply, and shall cause each Subsidiary of the Company to comply, with all laws, ordinances, or governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries, or would result in the creation of any Lien not permitted under Section 6.8.
                                         -----------

     6.4 MAINTENANCE, ETC. The Company shall maintain, preserve, and keep, and shall cause each Subsidiary of the Company to maintain, preserve, and keep, all material Assets used or useful in the conduct of its business (whether owned in fee, a leasehold interest, or otherwise) in good repair and working order (subject to ordinary course wear and tear) and from time to time shall make all necessary repairs, replacements, renewals, and additions so that the business of the Company and its Subsidiaries carried on in connection therewith may be properly conducted at all times.

     6.5 NATURE OF BUSINESS. Neither the Company nor any Subsidiary of the Company shall engage in any business other than (i) the businesses in which they are engaged as of the Closing Date, and (ii) Permitted Lines of Business.

     6.6 CONSOLIDATED TANGIBLE NET WORTH. As of the Closing Date, the Company shall have and maintain Consolidated Tangible Net Worth of not less than $130,000,000. As of December 31, 1993, the Company shall have and maintain Consolidated Tangible Net Worth of not less than $140,939,000. As of the end of each fiscal quarter following December 31, 1993, the Company shall have and maintain Consolidated Tangible Net Worth of not less than the sum of (a) $140,939,000 plus (b) seventy-five percent (75%) of the cumulative Consolidated
             ----
Net Income (without any deduction for any negative Consolidated Net Income) earned after December 31, 1993.

     6.7 LIMITATION ON CONSOLIDATED DEBT.

         (a) The Company and its Subsidiaries shall not incur, create, assume, or guarantee any Debt unless, after giving effect thereto, the ratio of Consolidated Debt to Total Capitalization does not exceed .60 to 1.0.

         (b) The Company and its Subsidiaries shall not incur, create, assume, or guarantee any Debt unless, after giving effect thereto, the ratio of Consolidated Debt plus Securitization Proceeds to Total Capitalization plus Securitization Proceeds does not exceed .635 to 1.0.

For purposes of the calculation required by the foregoing subsections (a) and
(b) in the case of Debt being incurred, created, assumed, or guaranteed in connection (i) with an acquisition by the Company or any of its Subsidiaries of assets, (ii) a merger involving the Company or any of its Subsidiaries, or (iii) the acquisition of stock or securities by the Company or any of its Subsidiaries, Earnings before Interest and Taxes shall be deemed to include (in addition to Earnings before Interest and Taxes of the Company and its Subsidiaries) the earnings before interest and taxes (x) attributable to such assets, (y) of the corporation, other than the Company or its Subsidiaries, involved in the merger, or (z) attributable to such stock or securities, in each case for the four fiscal quarters preceding the effectiveness of the transaction.

     6.8 LIMITATION ON LIENS. Except for Permitted Liens, the Company shall not, and shall not permit any of its Subsidiaries to create, incur, or suffer to exist, any Lien upon any of its Assets, whether now owned or hereafter acquired, or upon any income or profits thereof.

     6.9 LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any funds or Assets for any Restricted Payment, unless, after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Company would be entitled to incur at least $1.00 of additional Debt under Section 6.7, and (c) the aggregate amount of all
                      -----------
Restricted Payments declared, ordered, paid, made, or set apart subsequent to the Closing Date does not exceed an amount equal to (i) 25% of Consolidated Net Income realized subsequent to January 1, 1994 (in each case reduced by 100% of any losses, if Consolidated Net Income is a loss during any fiscal period), plus
                                                                       ----
(ii) 100% of the aggregate amount of net cash proceeds received by the Company from the sale of additional common stock issued after the Closing Date or other Securities issued after the Closing Date and subsequently converted into common stock.

     6.10 LIMITATION ON MERGERS, CONSOLIDATIONS AND SALES OF SUBSTANTIALLY ALL ASSETS. The Company shall not, and shall not permit any of its Subsidiaries to,
(i) consolidate with or be a party to a merger with any other corporation or
(ii) sell, lease, or otherwise dispose of all or substantially all of the Assets of the Company or any of its Subsidiaries, except:

         (a) any Subsidiary of the Company may merge or consolidate with or into the Company or any Domestic Subsidiary so long as the Company or the Domestic Subsidiary is the surviving corporation and any Subsidiary of the Company that is not a Domestic Subsidiary can merge or consolidate with or into any other Subsidiary that is not a Domestic Subsidiary;

         (b) any Subsidiary of the Company may sell, lease, or otherwise dispose of all or substantially all of its Assets to the Company or any Domestic Subsidiary and any Subsidiary of the Company that is not a Domestic Subsidiary may sell, lease, or otherwise dispose of all or substantially all of its Assets to any other Subsidiary that is not a Domestic Subsidiary;

         (c) the Company may merge or consolidate with or into any other corporation if (i) the Company is the surviving corporation or the surviving corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) after giving effect to the consolidation or merger, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (iii) the surviving corporation (if other than the Company) expressly assumes the obligations of the Company under this Agreement and the Notes;

and (iv) after giving effect to the merger or consolidation, the ratio of Consolidated Debt to Total Capitalization (of the merged or consolidated corporation) does not exceed .60 to 1.0; and

         (d) in connection with an acquisition of stock or securities of a corporation permitted under clause (a) of the definition of "Permitted Investments", any Subsidiary may merge or consolidate with such corporation so long as the surviving corporation of such merger is a Subsidiary.

     6.11 LIMITATION ON OPERATING LEASES. The Company shall not, and shall not permit any of its Subsidiaries to incur, create, assume or guarantee any obligations under Operating Leases, unless, after giving effect thereto, the aggregate amount of minimum annual rentals under all Operating Leases does not exceed 3.5% of Consolidated Total Assets.

     6.12 LIMITATION ON SUBSIDIARY DEBT. Other than Debt owed to the Company, the Company shall not permit any of its Subsidiaries to incur, create, assume or guarantee any Debt (which, for purposes of this Section 6.12, shall be deemed to
                                                ------------
include preferred stock issued by a Subsidiary of the Company that is not held by the Company), unless, after giving effect thereto, (a) the total amount of Debt of the Companies' Subsidiaries does not exceed 15% of Total Capitalization, and (b) the Company would be entitled to incur at least $1.00 of additional Debt under Section 6.7.
      -----------

     6.13 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transactions, except:

         (a) Sale and Leaseback Transactions so long as the aggregate Value of all Assets transferred in such Sale and Leaseback Transactions during any fiscal year of the Company does not exceed 5% of Consolidated Total Assets;

         (b) if the aggregate Value of all Assets transferred in Sale and Leaseback Transactions during any fiscal year of the Company exceeds 5% of Consolidated Total Assets, all such Sale and Leaseback Transactions in which the aggregate Value of the Assets transferred exceeds 5% of Consolidated Total Assets so long as the Company offers to prepay, on a pro rata basis, a principal amount of the Notes (plus accrued interest and a Credit Integrity Make-Whole Premium) (the portion of any such prepayment payable to the Noteholders to be apportioned pro rata among those Noteholders that accept such prepayment) and the Debt outstanding under the New Revolving Credit Agreement equal to the amount of the aggregate Value of the Assets transferred that exceeds 5% of Consolidated Total Assets; and

         (c) if the aggregate Value of all Assets transferred in Sale and Leaseback Transactions during any fiscal year of the Company exceeds 5% of

Consolidated Total Assets, as an alternative to the exception set forth in clause (b) above, all Sale and Leaseback Transactions in which the aggregate
- ----------
Value of the Assets transferred exceeds 5% of Consolidated Total Assets but is less than 10% of Consolidated Total Assets so long as (i) (A) the consideration received is cash only and is at least equal to the Value of the Assets transferred, (B) the consideration received is used within 18 months after such transfer to purchase Assets of comparable worth and purpose, and (C) the consideration received is deposited in a segregated bank account until used to purchase such Assets, or (ii) the consideration received is cash only, is at least equal to the Value of the Assets transferred, and is used to repay Debt of the Company under the Notes and the New Revolving Credit Agreement (together with any applicable premium thereon).

     6.14 LIMITATION ON SALES OF ASSETS. The Company shall not, and shall not permit its Subsidiaries to, sell or otherwise dispose of, or suffer the disposition of, its Assets, except:

         (a) sales or other dispositions of Assets in the ordinary course of the Company's business;

         (b) sales or other dispositions of Assets permitted under Section 6.10
                                                                   ------------
or Section 6.13;
   ------------

         (c)  sales or other dispositions of Assets (not excepted under clauses
                                                                        -------
(a) or (b) above) so long as the aggregate Value of all Assets transferred
- ----------
during any fiscal year of the Company does not exceed 5% of Consolidated Total Assets;

         (d) if the aggregate Value of all Assets sold or otherwise disposed of during any fiscal year of the Company (not excepted under clauses (a) or (b)
                                                          ------------------
above) exceeds 5% of Consolidated Total Assets, all such sales or other dispositions of Assets in which the aggregate Value of the Assets transferred exceeds 5% of Consolidated Total Assets so long as the Company offers to prepay, on a pro rata basis, a principal amount of the Notes (plus accrued interest and a Credit Integrity Make-Whole Premium) (the portion of any such prepayment payable to the Noteholders to be apportioned pro rata among those Noteholders that accept such prepayment) and the Debt outstanding under the New Revolving Credit Agreement equal to the amount of the aggregate Value of the Assets transferred that exceeds 5% of Consolidated Total Assets; and

         (e) sales of accounts receivable (or interests therein), including transfers or securitizations thereof, pursuant to an Approved Securitization Transaction so long as (i) the consideration received therefor is cash and (ii) an amount equal to the aggregate amount paid for such accounts receivable (or interests therein) to be recovered from such accounts receivable (or interests therein) is used to repay Debt of the Company owing under the New Revolving Credit Agreement or this Agreement or, with respect to proceeds received after the initial purchase and sale, is reinvested in the Company.

     6.15 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries, to enter into or permit to exist any transaction with any Affiliate which is not the Company or a Subsidiary of the Company on terms that are less favorable than those that could be obtained in an arm's length transaction in the ordinary course of business with a Person that is not an Affiliate, except for any such transactions which, in the aggregate among all Affiliates, do not exceed $5,000,000 in total consideration paid by either party.

     6.16 REPURCHASE OF NOTES. Neither the Company nor any Subsidiary of the Company, directly or indirectly, may repurchase or make any offer to repurchase any Notes (including pursuant to the requirements of Sections 6.13 and 6.14)
                                                     ----------------------
unless an offer has been made to repurchase Notes, pro rata, from all Noteholders at the same time and upon the same terms. If any Notes are repurchased, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

     6.17 REPORTS. The Company shall (i) keep proper books of record and account for itself and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) furnish to each Noteholder the information set forth below:

         (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with GAAP consistently applied.

         (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of the Company and its Subsidiaries for such fiscal year, together with a consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and retained earnings and of source and application of funds of the Company and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified by independent public accountants of recognized standing acceptable to the Purchasers, together with a certificate of such accounting firm to the Purchasers stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has read this Agreement insofar as necessary for such certificate and that, in making its audit examination, such accounting firm has obtained no knowledge of any condition or event pertaining to accounting or financial matters or the consolidated financial condition of the Company and its Subsidiaries that then constitutes an Event of Default or Default, or if, in the opinion of such accounting firm, such an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the period of existence thereof.

         (c) SEC AND OTHER REPORTS. Promptly upon their becoming available, a copy of each financial statement, report, notice, or proxy statement (if any) sent by Merisel, Inc. or the Company to stockholders generally, each regular, periodic, or special report (including the auditors' comment letter to management) submitted to Merisel, Inc. or the Company by its independent certified public accountants in connection with any audit of the accounts of Merisel, Inc. or the Company made by such accountants, and each registration statement or prospectus filed by Merisel, Inc. or any Subsidiary thereof with any securities exchange or the Securities and Exchange Commission or any successor agency, including each Annual Report and each Quarterly Report.

         (d) OFFICERS' CERTIFICATES.  Within the periods provided in clauses (a)
                                                                     -----------
and (b) above, a certificate of the Chief Financial Officer or Treasurer of the
- -------
Company stating that such officer has reviewed the provisions of this Agreement, setting forth the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 6.6 through Section 6.15 at the end of the period
                -----------         ------------
covered by the financial statements then being furnished, and stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

         (e) NOTICE OF DEFAULT. Promptly, and in any event within five days, after any Responsible Officer of the Company obtains knowledge of the occurrence of an Event of Default or Default, a certificate of a Responsible Officer of the Company setting forth details of such Event of Default or Default and the period of existence thereof and the action which the Company proposes to take with respect thereto.

         (f) NOTICE OF LITIGATION. Promptly after the institution of any suit, action, or proceeding against the Company or any Subsidiary of the Company which, if adversely determined, could reasonably be expected to have a materially adverse effect on the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries, written notice of such suit, action, or proceeding.

         (g) ERISA MATTERS. Promptly upon becoming aware of the occurrence of any Termination Event or "prohibited transaction" (as defined in Section 4975 of the Code), in connection with any Plan or any trust created thereunder, written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto.

         (h) OTHER INFORMATION. Promptly upon request therefor, such other data, filings, and information as may be reasonably requested by a Noteholder from time to time.

     6.18 RIGHTS OF INSPECTION. The Company shall permit each Noteholder of the then outstanding Notes by its representatives, to inspect any of the Assets, corporate books, and financial records of the Company and each Subsidiary of the Company, to examine and make copies of all of the books of accounts and other financial records of the Company and each Subsidiary of the Company, to discuss the affairs, finances, and accounts of the Company and each Subsidiary of the Company with, and to be advised as to the same by, their respective officers, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Noteholders the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Company shall be required to pay or reimburse any such Noteholder for expenses which it may incur in connection with any such visitation or inspection only if such visitation or inspection takes place after the occurrence and during the continuance of an Event of Default or Default.

     6.19 ENVIRONMENTAL LAWS. (a) The Company shall, and shall cause its Subsidiaries to, comply with (i) all Environmental Laws in all material respects and (ii) any order, notice or demand issued pursuant to such Environmental Laws, in each case applicable to the Assets of the Company or its Subsidiaries.

         (b) The Company shall promptly advise each Noteholder in writing of (i) any and all material enforcement, cleanup, removal, or other governmental or regulatory actions instituted or completed, or overtly threatened or contemplated pursuant to any Environmental Laws; (ii) all material claims made or overtly threatened by any third party against the Company or any of its Subsidiaries with respect to any property owned or leased by any of them, relating to material damage, contribution, cost, recovery, compensation, loss, or injury resulting from any Hazardous Substance; (iii) the Company's or any of its Subsidiaries' discovery of any occurrence or condition on any real property owned or leased by any of them that could reasonably be expected to cause such real property or any part thereof to be subject to restrictions on the ownership, occupancy, transferability, or use, which restrictions would or could reasonably be expected to have a material adverse effect on the Assets, business, profits, or condition (financial or otherwise) of the Company or any of its Subsidiaries.

     6.20 USE OF PROCEEDS. None of the proceeds from the issuance of the Original Notes or the Notes have been or will be used in such a way that violates or will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System. None of the proceeds from the sale of the Original Notes or the Notes have been or will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase, any "margin stock" within the meaning of such Regulation G.

     6.21 NOTES TO BE PARI PASSU WITH NEW REVOLVING CREDIT AGREEMENT. The Company's obligations to repay the Notes shall rank pari passu with the Company's obligations to repay advances and other obligations under the New Revolving Credit Agreement. Unless the Noteholders are offered the same benefit on pari passu basis, the Company shall not, and shall not permit its Subsidiaries to, (a) provide any guaranties of the indebtedness under the New Revolving Credit Agreement (other than those provided at the closing of the New Revolving Credit Agreement and disclosed to the Purchasers and those provided by the Company in connection with the establishment of Foreign Subsidiary Facilities (as defined in the New Revolving Credit Agreement)), (b) add any co-obligors to the obligations of the Company under the New Revolving Credit Agreement (other than in connection with the establishment of Foreign Subsidiary Facilities (as defined in the New Revolving Credit Agreement)), or (c) provide any collateral for the indebtedness under the New Revolving Credit Agreement, except in goods shipped or documents presented in connection with commercial letters of credit issued under the New Revolving Credit Agreement.

     6.22 SUBORDINATED NOTE PAYMENTS. The Company shall not pay, make, or set apart, or permit any of its Subsidiaries to, directly or indirectly, pay, make, or set apart, any sum for any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund, or similar payment with respect to any Subordinated Note, except that, so long as no "Blockage Period" under the Subordinated Note Purchase Agreement is then in effect, the Company may make scheduled interest and principal payments in respect of the Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Subordinated Note Purchase Agreement as it exists on the Closing Date; provided, however, that no prepayment of the principal amount of the
- --------  -------
Subordinated Notes or any other Subordinated Debt, or any redemption, purchase, retirement, defeasance, sinking fund, or similar payment with respect to the Subordinated Notes or any other Subordinated

Debt shall be permitted at any time prior to the indefeasible payment in full of the Notes.

     6.23 AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS. The Company shall not, and shall not permit any Subsidiary to, amend or otherwise change the terms of any Subordinated Debt if the effect of such amendment or change is to increase the interest rate on such Debt, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Debt, change the redemption provisions thereof, or change the subordination provisions thereof (or any guaranty thereof), or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Debt which could be adverse to the Company or the Purchasers. The Company shall not, and shall not permit any Subsidiary to, amend any of the documents relative to, or otherwise change the terms of, any Approved Securitization Transaction which, together with all other amendments or changes made, would increase materially and adversely the obligations of the Company or any Subsidiary thereunder; provided that the amount of any Approved Securitization Transaction may be increased without the consent of the Noteholders so long as such increase does not result in a breach of any other provision of this Agreement.

     6.24 ERISA. (a) The Company and its ERISA Affiliates each shall take and fulfill all actions necessary to continue, and will continue, any and each Plan in substantial compliance with applicable requirements of ERISA and the Code, in each case as in effect at the time, until each such Plan is terminated and the liabilities thereof discharged, in accordance with applicable law.

         (b) Neither the Company nor any of its ERISA Affiliates shall suffer or permit any Unfunded Liabilities with respect to any Plans which could materially adversely affect the Assets, business, profits, or condition (financial or otherwise) of the Company.

     6.25 RATIO OF EARNINGS BEFORE INTEREST AND TAXES TO INTEREST EXPENSE. The Company and its Subsidiaries, on a consolidated basis, shall at all times maintain a ratio of Earnings before Interest and Taxes for the Company's preceding four fiscal quarters to Interest Expense for the Company's preceding four fiscal quarters of at least 2.0 to 1.0.

     6.26 MINIMUM INTERCOMPANY DEBT. The Company shall lend to Merisel Canada, and shall cause Merisel Canada to borrow from and owe to the Company, at all times from and after the Closing Date until the Notes are indefeasibly paid in full, Debt (other than the items described in clauses (iii) and (iv) of the deinition of Debt herein) in an amount not less than $20,000,000.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     7.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

         (a) Default shall occur in the payment of interest on any Note when the same shall have become due and payable and such default shall continue for three
(3) Business Days; or

         (b) Default shall occur in the payment of the principal of any Note or any Make-Whole Premium thereon at the expressed or any accelerated maturity date; or

         (c) (i) Merisel, Inc., the Company or any of its Subsidiaries shall fail to pay any Debt (excluding Debt incurred hereunder) of Merisel, Inc., the Company or such Subsidiary exceeding in the aggregate $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (d) Default shall occur in the observance or performance of any covenant or agreement or any other provision of this Agreement which, in any case, is not remedied within ten (10) days after receipt by the Company of written notice of such default from any Noteholder; provided that if the Company
                                                    --------
shall fail to timely provide notice of the occurrence of any such default as required under Section 6.17(e), such default shall immediately become an Event
               ---------------
of Default; or

         (e) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or otherwise pursuant to this Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

         (f) Final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of One Million Dollars ($1,000,000) is or are outstanding against the Company or any Subsidiary of the Company or against any Assets of either and any one such judgment in excess of One Million Dollars ($1,000,000) has, or such judgments aggregating in excess of One

Million Dollars ($1,000,000) have, remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of ten (10) days from the date of entry; or

         (g) An event or condition shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any of its ERISA Affiliates shall incur or in the reasonable opinion of the Required Noteholders shall be reasonably likely to incur a liability to a Plan, the PBGC, or the United States government (or any combination of the foregoing), which is, in the reasonable determination of the Required Noteholders, material in relation to the consolidated financial position of the Company and its Subsidiaries; or

         (h) Merisel Canada shall fail to make any payment when due under, or be in violation of any material provision of, the Canada Guaranty; or the Canada Guaranty shall be terminated (unless terminated with the consent of the Purchasers), revoked, or declared void or invalid; or the validity or enforceability of the Canada Guaranty shall be attacked or challenged by Merisel Canada, the Company, or any third party; or any representation or warranty made in the Canada Guaranty is untrue in any material respect as of the date of the issuance or making thereof; or

         (i) Merisel Europe shall fail to make any payment when due under the Europe Guaranty; or the Europe Guaranty shall be terminated (unless terminated with the consent of the Purchasers), revoked, or declared void or invalid; or the validity or enforceability of the Europe Guaranty shall be attacked or challenged by Merisel Europe, the Company, or any third party; or any representation or warranty made in the Europe Guaranty is untrue in any material respect as of the date of the issuance or making thereof; or

         (j) Merisel, Inc. shall fail to make any payment when due under the Parent Guaranty; or the Parent Guaranty shall be terminated (unless terminated with the consent of the Purchasers), revoked, or declared void or invalid; or the validity or enforceability of the Parent Guaranty shall be attacked or challenged by Merisel, Inc., the Company, or any third party; or any representation or warranty made in the Parent Guaranty is untrue in any material respect as of the date of the issuance or making thereof; or

         (k) A court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Subsidiary of the Company or of a material portion of the Assets of either, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force, undischarged and unstayed for a period of more than thirty (30) days, or (ii) for the sequestration or attachment of any material portion of the Assets of the Company or any Subsidiary of the Company, without its unconditional return to the possession of the Company or such Subsidiary, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter; or

         (l) The Company or any Subsidiary of the Company makes an assignment for the benefit of creditors, or the Company or any Subsidiary of the Company applies for or consents to the appointment of a custodian, liquidator, trustee, or receiver for the Company or such Subsidiary or for a material portion of the Assets of either; or

         (m) Bankruptcy, reorganization, arrangement, or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary of the Company and, if instituted against the Company or any Subsidiary of the Company, are consented to or are not dismissed within sixty
(60) days after such institution.

     7.2 NOTICE TO NOTEHOLDERS. In addition to the Company's obligation to provide notice to the Noteholders of the occurrence of an Event of Default or Default under Section 6.17(e), if any Noteholder or a holder of any other
              ---------------
evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, irrespective of whether such claimed default is an Event of Default or Default hereunder, the Company agrees to give written notice within three (3) Business Days of such event to all Noteholders, such notice to be in writing and sent in accordance with Section 9.7.
                                                         -----------

     7.3 ACCELERATION OF MATURITIES; EXERCISE OF REMEDIES. When any Event of Default described in paragraphs (a) or (b) of Section 7.1 has happened and is
                     ---------------------    -----------
continuing, any Noteholder or Noteholders may, with respect to the Notes then held by such Noteholder or Noteholders, by notice in writing sent to the Company, declare the entire principal and all interest accrued on the Notes held by such Noteholder or Noteholders to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (c) through (h), inclusive, of Section 7.1 has
                     --------------------------                -----------
happened and is continuing, Noteholders holding 51% or more of the principal amount of the Notes at the time outstanding may, by notice in writing sent to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i),
                                                                --------------
(j), or (k) of Section 7.1 has occurred, then all outstanding Notes shall
- -----------    -----------
immediately become due and payable without presentment, demand, protest, or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company shall forthwith pay to the Noteholders the entire principal and interest accrued on the Notes and, except for an Event of Default described in paragraph (i), (j), or (k) of Section 7.1, to the extent permitted by law,
- --------------------------    -----------
liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) in an amount equal to the Credit Integrity Make-Whole Premium then payable on the Notes (determined as of the date of declaration of an acceleration or, in the case of an Event of Default described in paragraph (i),
                                                                 -------------
(j) or (k) of Section 7.1, the date of acceleration).  No course of dealing on
- ----------    -----------
the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Noteholder's rights, powers, and remedies. The Company further agrees, to the extent permitted by law, to pay to the Noteholders all costs and expenses (including reasonable attorneys fees) incurred by them in the collection of any Notes upon any default hereunder or thereon (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

     Upon the occurrence and during the continuance of any Event of Default, irrespective of whether any of the Notes have been accelerated, any Noteholder may exercise any right, power, or remedy permitted by law for specific performance of any covenant contained in this Agreement or in any Note, or for an injunction against the violation of any of the terms of this Agreement or any Note, or to enforce payment of any overdue payment under this Agreement or any Note, or in aid of the exercise of any power granted in this Agreement or any Note. Upon the acceleration of any or all of the Notes, the Noteholder or Noteholders holding such accelerated Notes may forthwith proceed to exercise any right, power, or remedy permitted by law to enforce payment of the accelerated amount of such Notes or to enforce any other right held by such Noteholder or Noteholders under this Agreement or the Notes. Upon the acceleration of at least 51% of the outstanding principal amount of the Notes, the Noteholder or Noteholders holding such accelerated Notes may, on behalf of all Noteholders, forthwith proceed to exercise any right, power, or remedy permitted by law to enforce payment of Merisel Canada's obligations under the Canada Guaranty, Merisel Europe's obligations under the Europe Guaranty, and Merisel, Inc.'s obligations under the Parent Guaranty or to enforce any other right held by such Noteholders under the Canada Guaranty, the Europe Guaranty, and the Parent Guaranty. Such Noteholder or Noteholders shall distribute any collections received under the Canada Guaranty, the Europe Guaranty, and the Parent Guaranty in accordance with the apportionment provision in Section 4 of the Canada Guaranty, the Europe Guaranty, and the Parent Guaranty, as the case may be.

     7.4 RESCISSION OF ACCELERATION.  The provisions of Section 7.3 are subject
                                                        -----------
to the conditions (i) that if the principal of and accrued interest on any outstanding Notes has been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) or (b) of Section
                                                ---------------------    -------
7.1, the Noteholder or Noteholders with respect to such Notes may, by written
- ---
notice to the Company rescind and annul its respective declaration and the consequences thereof, and (ii) that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (c) through (h), inclusive, of Section
                              --------------------------                -------
7.1, the Required Noteholders may, by written notice to the Company and the
- ---
other Noteholders, rescind and annul such declaration and the consequences thereof, provided that at the time any such declaration is annulled and rescinded:

         (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

         (b) all arrearages of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest, or premium on the Notes which has become due and payable solely by reason of such declaration under Section 7.3) shall have been duly paid; and
                                 -----------

         (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 8.1;
                            -----------

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent hereto.

SECTION 8. AMENDMENTS, WAIVERS AND CONSENT.

     8.1 CONSENT REQUIRED. Any term, covenant, agreement, or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Noteholders; provided, however, that without the
                                        --------  -------
written consent of all of the Noteholders, no such amendment or waiver shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or reduce the rate of interest thereon, or (ii) which will change any of the provisions with respect to voluntary prepayments or the calculation of any Make-Whole Premium, or (iii) which will reduce the percentage of Noteholders required to consent to any amendment or waiver.

     8.2 SOLICITATION OF NOTEHOLDERS. So long as there are any Notes outstanding, the Company shall not solicit, request, or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Noteholder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, or otherwise, to any Noteholder as consideration for or as an inducement to entering into by any Noteholder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Noteholders.

     8.3 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all Noteholders and shall be binding upon them, upon each future Noteholder and upon the Company, whether such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 9. MISCELLANEOUS.

     9.1 REGISTERED NOTES. The Company shall cause the Note Register to be kept at its principal office, and the Company shall register and transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

     At any time and from time to time the registered holder of any Note which has been duly registered as hereinafter provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, any Make-Whole Premium, and interest on any registered Note shall be made to or upon the written order of such registered holder.

     9.2 EXCHANGE OF NOTES. At any time and from time to time, upon not less than (10) ten days notice to that effect given by any Noteholder initially delivered or of any Note substituted therefor pursuant to Section 9.1, this
                                                          -----------
Section 9.2, or Section 9.3, and, upon surrender of such Note at its office, the
- -----------     -----------
Company shall deliver in exchange therefor, without expense to such Noteholder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $500,000 or any amount in excess thereof as such Noteholder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such Noteholder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     9.3 LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of any Note, and in the case of any such loss, theft, or destruction upon delivery of indemnity reasonably satisfactory to the Company (a written indemnity agreement from a Noteholder that is an Institutional Investor shall be deemed satisfactory to the Company), or in the event of such mutilation upon surrender and cancellation of the Note, the Company shall make and deliver without expense to the holder thereof (other than pursuant to such indemnity), a new Note, of like tenor, in lieu of such lost, stolen, destroyed, or mutilated Note. If a Purchaser or any subsequent Institutional Holder is the owner of such lost, stolen, or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft, or destruction and of its ownership of such Note at the time of such loss, theft, or destruction shall be accepted as satisfactory evidence thereof and no further evidence of such loss, theft, or destruction shall be required as a condition to the execution and delivery of a new Note.

     9.4 DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, the Company will punctually pay when due the principal of the Notes, interest thereon, and any Make-Whole Premium, without any presentment thereof, directly to each Purchaser or to the nominee of any Purchaser at the address set forth in Schedule 1 or such other address as a
                                      ----------
Purchaser or a Purchaser's nominee may from time to time designate in writing to the Company, or, if a bank account with a United States bank is designated for a Purchaser or a Purchaser's nominee on Schedule 1 hereto or in any written notice
                                      ----------
to the Company from a Purchaser or a Purchaser's nominee, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated. Each Purchaser of any Notes agrees that in the event that it shall sell or transfer any Notes, it will, prior to the delivery of such Notes, make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes. The Company agrees that transferees of Notes shall be entitled to the benefits of this Section 9.4 so long as any such transferee has made the same
                 -----------
agreements relating to the transferred Notes as the Purchasers have made in this
Section 9.4.  The Company shall be entitled to presume conclusively that the
- -----------
Purchasers or any subsequent Noteholders remain the holders of the Notes until such Notes shall have been presented to the Company as evidence of the transfer of such Notes.

     9.5 EXPENSES, STAMP TAX INDEMNITY. Whether the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including the fees and disbursements of Brobeck, Phleger & Harrison, special counsel for the Purchasers, duplication and printing costs and charges for shipping the Notes, adequately insured to each Purchaser at its home office or at such other place as it may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof, including any amendments, waivers, or consents resulting from any workout, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes whether any of the foregoing are actually executed and delivered. The Company also agrees that it will pay and save harmless the Purchasers against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether any Notes are then outstanding. The Company agrees to protect and indemnify the Purchasers against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     9.6 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Noteholder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights of any Noteholder are cumulative to, and are not exclusive of, any rights or remedies any such Noteholder would otherwise have.

     9.7 NOTICES. All communications provided for hereunder shall be in writing and, if to a Noteholder, personally delivered, mailed postage prepaid by registered or certified mail, delivered by overnight air courier, or sent by telefacsimile, addressed to such Noteholder at its address appearing on Schedule
                                                                        --------
1 to this Agreement or such other address as a Noteholder may designate to the
- -
Company in writing, and if to the Company, personally delivered, mailed postage prepaid by registered or certified mail, delivered by overnight air courier, or sent by telefacsimile to the Company at 200 Continental Boulevard, El Segundo, California 90245, Attention: Treasurer, or to such other address as the Company may in writing designate to each Noteholder; provided, however, that a notice to
                                             --------  -------
a Noteholder by overnight air courier shall only be effective if delivered to such Noteholder at the street address designated for such purpose in Schedule 1
                                                                     ----------
or such other street address as such Noteholder may designate to the Company in writing.

     9.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the Purchasers' benefit and to the benefit of their successors and assigns, including each successive Noteholder or Noteholders; provided, however, that the Purchasers and any subsequent Noteholders may not sell, assign, or transfer a Note or any interest in a Note to any Institutional Investor whose business is a Permitted Line of Business or the manufacture or sale of computer products or to any Subsidiary of any such Institutional Investor.

     9.9 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the transactions occurring on the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     9.10 SEVERABILITY. Should any part of this Agreement for any reason be determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable part hereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part which may, for any reason, be hereafter declared invalid or unenforceable.

     9.11 CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     9.12 EXECUTION IN COUNTERPARTS; TELECOPY EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of the signature page(s) of this Agreement by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature page(s) of this Agreement by telecopier shall thereafter also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     9.13 GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     9.14 CONSENT TO JURISDICTION. The Company irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in the City of Los Angeles, California over any suit, action, or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

     9.15 ENFORCEMENT OF JUDGMENTS; SERVICE OF PROCESS; JURY TRIAL WAIVER. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in Section 9.14 brought in any such court shall be conclusive and binding
      ------------
upon the Company and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     THE COMPANY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING OF THE NATURE REFERRED TO IN
SECTION 9.14 MAY BE MADE BY REGISTERED OR CERTIFIED MAIL TO THE COMPANY'S
- ------------
ADDRESS SET FORTH IN SECTION 9.7.
                     -----------

     EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS TO BE DELIVERED PURSUANT HERETO, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE CONTRACTUAL RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR THE RELATED DOCUMENTS TO BE DELIVERED PURSUANT HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     9.16 NO LIMITATION ON SERVICE OR SUIT. Nothing herein shall affect the right of the Purchasers to serve process in any manner permitted by law, or limit any right that any Noteholders may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     9.17 COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the Notes, the Canada Guaranty, the Europe Guaranty, the Parent Guaranty and the other agreements referred to herein or therein, is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     9.18 CONFIDENTIALITY.

         (a) The Company acknowledges that any Noteholders may deliver copies of any financial statements and other documents delivered to such Noteholder and disclose any other confidential information disclosed to such Noteholder, by or on behalf of the Company in connection with or pursuant to this Agreement to (i) such Noteholder's directors, officers, employees, agents, and professional consultants, (ii) any other Noteholder, (iii) any Person to which such Noteholder offers to sell such Notes or any part thereof; provided, however,
                                                          --------  -------
that with respect to such financial statements and other documents that are clearly designated by the Company as confidential, such disclosure may not be made to any Institutional Investor whose business is a Permitted Line of Business or the manufacture or sale of computer products or to any Subsidiary of any such Institutional Investor without the prior written consent of the Company, (iv) any federal or state regulatory authority having jurisdiction over such Noteholder, (v) the National Association of Insurance Commissioners or any similar organization, (vi) the certified public accountants of such Noteholder, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation, or order applicable to such Noteholder, (b) in response to any subpoena or other legal process, or (c) in connection with any litigation to which such Noteholder is a party, including the exercise of any remedy hereunder. Nothing in this Section
                                                                        -------
9.18(a) shall be construed to create or give rise to any fiduciary duty on the
- -------
part of any Noteholder to the Company.

         (b) Each Noteholder agrees to keep confidential any financial information delivered by the Company or its Subsidiaries (other than information that is publicly available) and such other non-public proprietary information delivered by the Company or its Subsidiaries that is clearly designated in writing to be confidential; provided, however, that nothing herein shall prevent
                            --------  -------
any Noteholder from disclosing such information to any of the parties or under any of the circumstances described in clauses (i) through (vii), inclusive, of the preceding paragraph.

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

MERISEL AMERICAS, INC.,
a Delaware corporation

By    /s/ TIMOTHY N. JENSON
   ______________________________
Its  Vice President & Treasurer

PRINCIPAL MUTUAL LIFE INSURANCE
COMPANY, an Iowa corporation

By    /s/ WARREN SHANK
   ______________________________
Its  Counsel

By    /s/ JOHN D. CLEAVENGER
   ______________________________
Its  Counsel

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY, a Massachusetts corporation

By    /s/ JOHN B. JOICE
   ______________________________
Its  Vice President

AUSA LIFE INSURANCE COMPANY

By    /s/ GREGORY W. THEOBALD
   ______________________________
Its  VP & Asst. Secretary

PFL LIFE INSURANCE COMPANY

By    /s/ GREGORY W. THEOBALD
   ______________________________
Its  VP & Asst. Secretary

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

By    /s/ GREGORY W. THEOBALD
   ______________________________
Its  VP & Asst. Secretary

BANKERS UNITED LIFE ASSURANCE COMPANY

By    /s/ GREGORY W. THEOBALD
   ______________________________
Its  VP & Asst. Secretary

INTERNATIONAL LIFE INVESTORS INSURANCE COMPANY

By    /s/ GREGORY W. THEOBALD
   ______________________________
Its  VP & Asst. Secretary

CONNECTICUT MUTUAL LIFE INSURANCE
COMPANY, a Connecticut corporation

By    /s/ NORMAN A. THETFORD
   ______________________________
Its  Investment Officer

C M LIFE INSURANCE COMPANY,
a Connecticut corporation

By    /s/ NORMAN A. THETFORD
   ______________________________
Its  Investment Officer

PACIFIC MUTUAL LIFE INSURANCE
COMPANY, a California corporation

By    /s/ DIANE W. DALES
   _____________________________
Its  Assistant Vice President

AMERITAS LIFE INSURANCE CORP.,
a Nebraska corporation

By    /s/ WILLIAM W. LESTER
   ______________________________
Its  Vice President - Securities

SHENENDOAH LIFE INSURANCE COMPANY,
a Virginia corporation

By    /s/ P. GREGGORY WILLIAMS
   ______________________________
Its  Vice President - Investments
     and Treasurer

THE CANADA LIFE ASSURANCE COMPANY,

By    /s/ BRIAN J. LYNCH
   ______________________________
Its  Associate Treasurer

CANADA LIFE INSURANCE COMPANY OF AMERICA, a Michigan corporation

By    /s/ BRIAN J. LYNCH
   ______________________________
Its  Associate Treasurer

PROVIDENT MUTUAL LIFE INSURANCE
COMPANY OF PHILADELPHIA, a Pennsylvania
corporation

By    /s/ G.C. LANGE
   ______________________________
Its  Vice President

PROVIDENT MUTUAL LIFE AND ANNUITY
COMPANY OF AMERICA, a Pennsylvania
corporation

By    /s/ G.C. LANGE
   ______________________________
Its  Vice President

GUARANTEE MUTUAL LIFE COMPANY, a
Nebraska corporation

By    /s/ DAVID BOMBERGER
   ______________________________
Its  Senior Vice President-
     Investments & Treasurer